Exhibit 10.1

                    Integration Success Incentive Award Plan
                    ----------------------------------------

     Pursuant to the Darling International Inc. 2004 Omnibus Incentive Plan (the "Plan") and in consideration of and conditioned upon the closing ("Closing") of the acquisition of substantially all of the assets of National By-Products, LLC, an Iowa limited liability company ("NBP"), by Darling International Inc. (the "Company") pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") by and among the Company, Darling National LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, and NBP, the Employees of the Company listed below in the Closing Cash Payment schedule shall receive a cash payment promptly following Closing as a Cash-Based Award (the "Closing Cash Payment"), which is intended to be treated as Performance-Based Compensation; provided, however, that in no event shall the Closing Cash Payment be paid with respect to any Participant until the Company's Compensation Committee certifies in writing that the performance goals and any other material terms applicable to such performance period have been satisfied; provided, further, that in no event shall the Closing Cash Payment be paid to any Employee of the Company listed below in the Closing Cash Payment schedule if the employment of such Employee is terminated, voluntarily or involuntarily, prior to Closing.

     The Employees (which shall include Mark Myers and certain other current employees of NBP to the extent each such individual becomes an Employee at Closing) listed in the Additional Stock Based Compensation schedule below shall, subject to and conditioned upon achievement of the goals set forth in the schedule, receive an additional stock-based compensation Award depending on the Share price following Closing as more fully described below, which is intended to be treated as Performance-Based Compensation. Such additional stock-based compensation shall be awarded promptly following the determination that the conditions to receive such compensation have been fulfilled; provided, however, that in no event shall any such Award be awarded with respect to any Participant (which shall include Mark Myers and certain other current employees of NBP to the extent each such individual becomes an Employee at Closing) until the Company's Compensation Committee certifies in writing that the performance goals and any other material terms applicable to such performance period have been satisfied; provided, further, that in no event shall any such Award be awarded to any Employee (which shall include Mark Myers and certain other current employees of NBP to the extent each such individual becomes an Employee at Closing) listed below in the Additional Stock Based Compensation schedule if the employment of such Employee is terminated, voluntarily or involuntarily, prior to the determination that the conditions to receive such compensation have been fulfilled.

     Capitalized terms used, but not defined, herein shall have the meaning given them in the Plan.

     Closing Cash Payment: The Closing Cash Payment shall not exceed $600,000 in the aggregate. The Closing Cash Payment will require an additional estimated $50,000 to cover FICA payable related to such Closing Cash Payment. The Participants listed below shall receive promptly following Closing the Closing Cash Payment listed to the right of his or her name, provided such Participant's employment with the Company has not terminated, voluntarily or involuntarily, prior to Closing:

                              CLOSING CASH PAYMENT
                              --------------------

        PARTICIPANT                           CLOSING CASH PAYMENT
        -----------                           --------------------

        Randy Stuewe                                  $250,000

        John Muse                                      150,000

        Neil Katchen                                    50,000

        Other Non-Named Executive                      150,000
        Officers

     Additional Stock-Based Compensation: If the True-Up Market Price is equal to or greater than the Target Share Price (as such terms are defined in the Purchase Agreement), each Participant (which shall include Mark Myers and certain other current employees of NBP to the extent each such individual becomes an Employee at Closing) listed in the table below shall be entitled to receive the number of Shares listed to the right of his or her name, provided such Participant's employment with the Company or Darling National LLC has not terminated, voluntarily or involuntarily, prior to the determination of the True-Up Market Price.

                       ADDITIONAL STOCK BASED COMPENSATION
                       -----------------------------------

                 PARTICIPANT                           SHARES
                 -----------                           -------

                 Randy Stuewe                          100,000

                 John Muse                              66,500

                 Neil Katchen                           25,000

                 Mark Myers                             25,000

                 Mitch Kilanowski                       10,000

                 Other Non-Named                        70,000
                 Executive Officers






                                       2